SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 29, 2010

Flameret, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-162022	227-0755877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Sunrise Highway Suite 51 Wantagh, NY	11793
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (516)816-2563

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in re-domociling company from Nevada to Wyoming.

A special meeting of the Board of Directors of Flameret Inc., a corporation organized under the laws of the State of Nevada (the “Company”), was held October 26, 2010.

The sole officer and director of the company, Christopher Glover, was present making a quarum.

The first item of business was to consider the re-domiciling of the company from Nevada to Wyoming.

The second item of business was a general discussion regarding need to increase the authorized capital stock of the Company to 3,000,000,000 shares consisting of 2,900,000,000 shares of common stock, par value of $0.00001, and 100,000,000 shares of preferred stock, par value $0.00001 (the “Amendment”). There was further discussion regarding the creation of 1,000,000 shares of Series A Preferred Stock, 30,000,000 shares of Series B Preferred Stock and 30,000,000 shares of Series C Preferred Stock with the corresponding rights, preferences and limitations as set forth in Exhibit A. Therefore, upon motion made by Christopher Glover and unanimously carried, the following resolutions were approved:

RESOLVED that the Board of Directors hereby ratifies, confirms and approves that, the officers of the Company be and hereby are authorized to execute and file any documents with the Nevada Secretary of State and Wyoming Secretary of State to re-domicile the company in Wyoming.

FURTHER RESOLVED that the Board of Directors hereby ratifies, confirms and approves that, in conjunction with the Amendment, the officers of the Company be and hereby are authorized to execute and file any documents with the Wyoming Secretary of State, including an amendment to the articles of incorporation to change the authorized capital structure of the Company to Three Billion shares (3,000,000,000) shares consisting of 2,900,000,000 shares of common stock, par value $0.00001, and 100,000,000 shares of preferred stock, par value $0.00001; and

FURTHER RESOLVED that the Board of Directors hereby ratifies, confirms and approves the creation of 1,000,000 shares of Series A Preferred Stock, 30,000,000 shares of Series B Preferred Stock and 30,000,000 shares of Series C Preferred Stock with the corresponding rights, preferences and limitations as set forth in Exhibit A; and

FURTHER RESOLVED that the Board of Directors hereby ratifies, confirms and approves that the officers of the Company be and hereby are authorized to execute and file any further documents with the Wyoming Secretary of State and take any other actions on behalf of the Company that they deem desirable or necessary in order to fully effect the re-domiciling and the change in authorized capital structure of the Company.

The third item of business was a general discussion regarding a reverse stock split of the Company’s shares of common stock. There was further discussion that the Board of Directors deemed it in the Company’s best interests to effect a one for one thousand share (1:100) reverse stock split (the “Reverse Stock Split”) and considered certain factors including, but not limited to: (i) current trading price of the Company’s shares of common stock on the Over-the-Counter Bulletin Board market and potential to increase the marketability and liquidity of the Company’s common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; and (iii) desire to obtain funding from private investors and the need to a higher per-share price reflective of the potential ability of the Company based on its new business operations. Therefore, upon motion made by Christopher Glover and unanimously carried, the following resolutions were approved:

RESOLVED that the Board of Directors hereby ratifies, confirms and approves that, upon the filing with FINRA of the OTC Equity Issuer Notification Form (the “Notice”), the Company shall effectuate the Reverse Stock Split in accordance with the following provisions:

"Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's common stock, $0.00001 par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder   thereof be reclassified as and changed, pursuant to a reverse stock split, into any fraction thereof, into 1/100 of a share of the Company's outstanding Common Stock, $0.00001 par value (the "New Common Stock"), depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the Shareholders, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive at their option to surrender such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof.

From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that a holder elects to tender to the Company's Transfer Agent the Old Certificates and the Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be  issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

FURTHER RESOLVED that the Board of Directors may abandon such proposed amendment without further action by the Shareholders, and that the Board of Directors hereby ratifies, confirms and approves that, in conjunction with the Reverse Stock Split, the officers of the Corporation be and hereby are authorized to prepare a notice to be filed with FINRA regarding effectuation of the Reverse Stock Split as of approximately October 26, 2010.

There being no further business to come before the Board of Directors, the meeting was adjourned.

/s/ Christopher Glover

President